POWER OF ATTORNEY

     Each of the undersigned directors and/or officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein, Carolyn J. Anderson and Barry Shepard, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company's annual report on Form 10-K, for the fiscal year ended December 31, 1996, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature                   Title                                   Date


/s/Jerome J. Goldstein      Director and Chairman                   3/21/97
Jerome J. Goldstein         of the Board

/s/Mark E. Goldstein        Director, President and                 3/21/97
Mark E. Goldstein           Chief Executive Officer

/s/Carolyn J. Anderson      Director, Executive Vice President      3/21/97
Carolyn J. Anderson         Chief Operating Officer and
                            Corporate Secretary

/s/Barry Shepard            Director, Treasurer and Chief           3/21/97
Barry Shepard               Financial Officer

/s/ Dennis H. Field         Director                                3/21/97
Dennis H. Field

/s/James F. Keane           Director                                3/21/97
James F. Keane

/s/Michael J. Sheets        Director                                3/21/97
Michael J. Sheets